         AMENDMENT NO. 3, dated as of May 2, 1996, to the INVESTORS' AGREEMENT, dated May 30, 1990, among UNION TITANIUM SPONGE CORPORATION (the "Investor"), a Delaware corporation, TOHO TITANIUM CO., LTD., a Japanese corporation, NIPPON MINING & METALS CO. LTD. , a Japanese corporation, NIPPON STEEL CORPORATION, a Japanese corporation, MITSUI & CO., LTD., a Japanese corporation, MITSUI & CO. (U.S.A.), INC., a New York corporation, TREMONT CORPORATION (formerly Baroid Corporation), a Delaware corporation, and TITANIUM METALS CORPORATION (formerly Titanium Metals Corporation of America) ("TMC"), a Delaware corporation (as previously amended December 21, 1990 and December 17, 1992, the "Investors' Agreement"). Capitalized terms appearing herein and not otherwise defined are used as defined in the Investors' Agreement.

         WHEREAS, the parties desire to amend the Investors' Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Section 1.1 of the Investors' Agreement is hereby amended by the addition at the appropriate position in said Section 1.1 of new defined terms "TMC Class A Stock," "TMC Class B Stock" and "1996 Public Offering" as follows:

                 TMC CLASS A COMMON STOCK:   The Class A Common Stock,
         par value $.01 per share, of TMC.

                 TMC CLASS B COMMON STOCK:   The Class B Common Stock,
         par value $.01 per share, of TMC.

                 1996 PUBLIC OFFERING:     The Public Offering made (or which
         was proposed to be made) by TMC pursuant to a registration statement on Form S-1 (Registration No. 333-2940) filed with the Securities and Exchange Commission by TMC on April 2, 1996, as amended.

         2. The definition of "Adjusted Outstanding TMC Voting Securities" contained in Section 1.1 of the Investors' Agreement is hereby amended to read in its entirety as follows:

                 ADJUSTED OUTSTANDING TMC VOTING SECURITIES:   As of any
         date of determination, the sum of

                 (a) the shares of TMC Voting Securities outstanding at the date of Amendment No. 3 to this Agreement (i.e., 387,097 shares of TMC Class A Common Stock),

                 plus

                 (b) any and all shares of TMC Voting Securities issued in connection with the 1996 Public Offering; provided, however, that in the event the Investor sells in the 1996 Public Offering a number of shares of TMC Voting Securities equal to or less than that number (the "Maximum Disposition Number") specified by TMC as being the maximum number of shares the Investor may sell and still retain 10% of the Adjusted Oustanding TMC Voting Securities (after giving effect to the 1996 Public Offering, but not taking into account this proviso), then there shall be counted only such number of shares of TMC Voting Securities issued in the 1996 Public Offering as would cause the Investor to own as near as possible to (but not less than) 10% of the Adjusted Outstanding TMC Voting Securities (it being agreed that, as a condition to the operation of this clause
                          (b), TMC shall provide the Investor with written notices specifying (i) the Maximum Disposition Number not later than the day immediately preceding the pricing of the 1996 Public Offering and (ii) the number of shares of TMC Voting Securities issued in the 1996 Public Offering that are included in the definition of Adjusted Outstanding TMC Voting Securities pursuant to this clause (b) (after giving effect to the 1996 Public Offering and this proviso) no later than the first Business Day immediately following the closing of the 1996 Public Offering), plus

                 (c) subject to the proviso below, all shares of TMC Voting Securities issued following the closing of the 1996 Public Offering, including without limitation, any shares of TMC Voting Securities issued by way of stock dividend or stock split, less

                 (d) any shares of TMC Voting Securities issued after the date of Amendment No. 3 to this Agreement in respect of the 1,430 shares of TMC Class B Common Stock issued to management of TMC effective February 15, 1996, and less

                 (e) shares of TMC Voting Securities issued pursuant to any existing or future employee or director stock option or stock compensation plan (to the extent such shares have not been purchased by TMC in the open market);

         provided, however, that if the issuance of the shares referred to in clause (c) above (for purposes of this proviso, "Dilutive Shares") would, absent any action on the part of the Investor, cause either (1) the ownership of the Investor to fall below 10% of the Adjusted Outstanding TMC Voting Securities (as defined without giving effect to this proviso) or (2) the termination of this Agreement pursuant to
         Section 28 hereof (either, a "Dilutive Consequence"), then the following provisions (A)-(F) shall apply:

                 (A) if TMC desires to include such Dilutive Shares in the calculation of the "Adjusted Outstanding TMC Voting Securities," it will give written notice to the Investor (a "Dilutive Issuance Notice"), either prior to or within 30 days





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
                          after the issuance of such Dilutive Shares, which notice shall specify the number of Dilutive Shares issued or estimated to be issued (i.e., TMC is not required to provide a Dilutive Issuance Notice with respect to any given Dilutive Shares, but if it does not provide a Dilutive Issuance Notice with respect to such Dilutive Shares in the timeframe provided, such Dilutive Shares will not be included in the calculation of the Adjusted Outstanding TMC Voting Securities at any time thereafter);

                 (B) if the Investor, following the receipt of a Dilutive Issuance Notice, desires to prevent the occurrence of the Dilutive Consequence, it may, at its options, purchase in the public trading market during the 15 trading day period following its receipt of the Dilutive Issuance Notice the shares of TMC Voting Securities necessary to prevent the occurrence of the Dilutive Consequence;

                 (C) in the event the Investor is unable to purchase, or does not elect to purchase pursuant to clause (B) above, all or any portion of the shares of TMC Voting Securities necessary to prevent the occurrence of the Dilutive Consequence, but desires to so prevent a Dilutive Consequence, it may give written notice to TMC (a "Makeup Share Purchase Notice"), within 30 days following the Investors' receipt of the Dilutive Issuance Notice, of the Investors' desire to purchase directly from TMC the balance of the TMC Voting Securities necessary to prevent the occurrence of the Dilutive Consequence which it did not purchase in the market under (B) above (such balance referred to as the "Makeup Shares"), which notice shall (i) specify the number of Makeup Shares to be purchased by the Investor and (ii) contain the Investor's agreement to hold the Makeup Shares in compliance with Section 16 of this Agreement, unless the Dilutive Shares have been (or will be) registered pursuant to the Securities Act, in which case the Investor shall instead purchase TMC Voting Securities registered in such registration;

                 (D) TMC may thereafter elect to sell the Makeup Shares to the Investor, but shall not be obligated to do so; in the event TMC elects to sell the Makeup Shares to the Investor, (i) the purchase price therefor shall be the price per share at which the Dilutive Shares were (or are to be) sold and (ii) the closing of any such sale shall take place within 45 days following the Investor's receipt of the Dilutive Issuance Notice, with TMC to deliver to the Investor a certificate representing the Makeup Shares (together with an opinion of counsel of TMC substantially in the form of the opinion delivered June 28, 1995 in connection with the recapitalization of TMC on such date) against a wire transfer of immediately available funds into an account designated by TMC for the purchase price therefor;

                 (E) in the event that TMC gives a Dilutive Issuance Notice with respect to any given Dilutive Shares pursuant to the provisions of (A) above and either
                          (i) the Investor does not send a timely Makeup Share Purchase Notice to TMC or (ii) following TMC's receipt of a timely Makeup Share Purchase Notice from the Investor under (C), TMC agrees to sell to the Investor the Makeup Shares, then in either such case the Dilutive Shares in question will, upon and following (but not before) the issuance of the Makeup Shares (or 45 days following the giving of the Dilutive Issuance Notice in the event the Investor does not issue a Makeup Share Purchase Notice or, having issued a Makeup Share Purchase Notice, does not purchase the Makeup Shares unless UTSC shall have provided TMC with a written opinion of counsel to the effect that such purchase woud be unlawful), be included in the calculation of the Adjusted Outstanding TMC Voting Securities; and

                 (F) unless included in the calculation of the Adjusted Outstanding TMC Voting Securities pursuant to (E) above, the Dilutive Shares in question will not be included in the calculation of the Adjusted Outstanding TMC Voting Securities.

         3. The first sentence of the definition of "Registrable Securities" contained in Section 1.1 of the Investors' Agreement is hereby amended to read in its entirety as follows:

                 (a) Any shares of TMC Voting Securities held by the Investor immediately following the closing of the 1996 Public Offering,
                 (b) any shares of TMC Voting Securities purchased by the Investor from IMI plc or any of its Affiliates pursuant to the terms of the option assigned in part by Tremont to the Investor under the terms of that certain Assignment Agreement dated as of February 15, 1996, between Tremont and the Investor, (c) any shares of TMC Voting Securities issued as Makeup Shares (as provided in the definition of Adjusted Outstanding TMC Voting Securities), and (d) any TMC Voting Securities issued or issuable with respect to any shares of TMC Voting Securities referred to in clause (a), (b), or (c) by way of stock dividend or stock split in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

         4. Section 4.2(b) of the Investors' Agreement is hereby amended to change the reference to "sections 4.1(b) and 4.2(a)(iv)" appearing in lines 6 and 7 to read "section 4.1(b)."

         5. Section 20.1(a) of the Investors' Agreement is hereby amended to change the penultimate sentence therein to read in its entirety as follows:





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
         TMC shall have no further obligations under this section 20 after two registration statements, prepared and filed pursuant to this section 20, registering any of the Investors' Registrable Securities shall have become effective, provided that a registration statement shall not be counted against the limit of two if the number of shares proposed by the Investor for inclusion in such registration statement shall have been reduced pursuant to section 22.2(a).

         6.      Section 22.3 of the Investors' Agreement is hereby amended to
(a) change the reference to "120" appearing in line 10 thereof to read "180" and (b) change the reference to "90" appearing in line 15 thereof to read "180."

         7. The Investors' Agreement is hereby amended by the addition of a new Section 32 to read in its entirety as follows:

                 32.      NON-REVIVAL OF RIGHTS.   Whenever the existence of
         any right granted to the Investor or Investor Group under this Agreement depends upon the Investor or Investor Group holding a specified percentage of the Adjusted Outstanding TMC Voting Securities, such rights shall become inapplicable to the Investor or the Investor Group, as the case may be, whenever the Investor or the Investor Group ceases to hold the specified percentage of the Adjusted Outstanding TMC Voting Securities, and such right shall not thereafter be subject to revival by virtue of any subsequent increase in the holdings of TMC Voting Securities by the Investor or the Investor Group.

         8. Except as specifically amended hereby, the Investors' Agreement, as heretofore amended, shall continue in full force and effect.

         9. This Amendment No. 3 to the Investors' Agreement shall be effective as of the closing of the 1996 Public Offering, but shall terminate and be null and void if the 1996 Public Offering does not occur prior to September 1, 1996.





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
         IN WITNESS WHEREOF, this Amendment No. 3 has been executed by each of the parties hereto as of the date last written below.



                                        UNION TITANIUM SPONGE CORPORATION




                                        By: /s/ Mitsutoshi Yasuda
                                            ------------------------------------

                                            Name: Mitsutoshi Yasuda

                                            Title: Chairman

                                            Date: May 1, 1996




                                        TOHO TITANIUM CO., LTD.




                                        By: /s/ Mitsutoshi Yasuda
                                            ------------------------------------

                                            Name: Mitsutoshi Yasuda

                                            Title: President

                                            Date: May 1, 1996




                                        NIPPON MINING & METALS CO., LTD




                                        By: /s/ Shinichi Tajiri
                                            ------------------------------------

                                            Name: Shinichi Tajiri

                                            Title: Director

                                            Date: April 30, 1996





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
                                        NIPPON STEEL CORPORATION




                                        By: /s/ Yoshitaka Shibusawa
                                            ------------------------------------

                                            Name: Yoshitaka Shibusawa

                                            Title: General Manager
                                                   Titanium Div.

                                            Date: May 2, 1996




                                        MITSUI & CO., LTD.




                                        By: /s/ Tetsuya Matsuoka
                                            ------------------------------------

                                            Name: Tetsuya Matsuoka

                                            Title: General Manager
                                                   Non-Ferrous Metals Second Div
                                                   Non-Ferrous Metals Group

                                            Date: May 2, 1996



                                        MITSUI & CO. (U.S.A.), INC.




                                        By: /s/ Kazuo Tasaka
                                            ------------------------------------

                                            Name: Kazuo Tasaka

                                            Title: SVP & General Manager

                                            Date: May 2, 1996





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
                                        TREMONT CORPORATION




                                        By: /s/ ROBERT E. MUSGRAVES
                                            ------------------------------------

                                            Name:   Robert E. Musgraves

                                            Title:  Vice President

                                            Date:   May 2, 1996



                                        TITANIUM METALS CORPORATION




                                        By: /s/ ROBERT E. MUSGRAVES
                                            ------------------------------------

                                            Name:   Robert E. Musgraves

                                            Title:  Vice President

                                            Date:   May 2, 1996





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